MONTHLY STATEMENT
                _____________________________________________

                      FIRST DEPOSIT MASTER TRUST
                            SERIES 1995-2
                _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-2 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-2 Certificates with respect to the Distribution Date occurring on September 16, 1996, and with respect to the performance of the Trust during the month of August is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-2 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)         The total amount distributed to Senior Certificateholders per
$1,000 original certificate principal amount     $5.041667

     (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate
principal amount     $5.041667

     (3) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to principal per $1,000 original certificate
principal amount     $0.000000

B)     Information Regarding the Performance of the Trust

     (1)          Allocation  of  Receivables Collections to the Series 1995-2
Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution Date $72,244,673.85

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the Distribution
Date     $1,584,498.00

          (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution Date $290,860,885.53

          (d) The Floating Allocation Percentage with respect to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution Date     11.986983%

          (e) The Principal Allocation Percentage with respect to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution Date     11.986983%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-2 Certificates for the Monthly Period immediately
preceding the Distribution Date     $8,849,890.40

          (g) The Principal Receivables collected and allocated to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution Date     $34,865,445.38

     (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

          (a)     The Finance Charge Receivables and Interchange collected and
allocated to the Series 1995-2 Certificates     $8,849,890.40

          (b)        Collection Account and Special Funding Account investment
earnings allocated to the Series 1995-2 Certificates     $33,690.79

          (c)     Principal Funding Account Investment Proceeds     $0.00

          (d)     Reserve Account withdrawals     $0.00

          (e)        Additional Finance Charges from other Series allocated to
the Series 1995-2 Certificates     $0.00

          (f)        Payments, if any, on deposit as of the Determination Date
received from any Interest Rate Protection Agreements     $0.00

          (g)     Reallocated Principal Collections     $0.00

          (h) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 (total of (a), (b), (c), (d), (e), (f)
and (g) above)     $8,883,581.19

     (3) Available Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

          (a)         The Principal Receivables collected and allocated to the
Series 1995-2 Certificates     $34,865,445.38

          (b)      Shared Principal Collections from other Series allocated to
the Series 1995-2 Certificates     $0.00

          (c)          Additional amounts to be treated as Available Principal
Collections pursuant to the Series Supplement     $3,025,969.47

          (d)     Reallocated Principal Collections     $0.00

          (e)      Available Principal Collections for Series 1995-2 (total of
(a), (b) and (c) minus (d) above)     $37,891,414.85

     (4)     Delinquent Balances in the Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)     31-60 days             $78,555,717
          (b)     61-90 days              43,575,669
          (c)     91 or more days         72,852,153
          (d)     Total Delinquencies   $194,983,539

     (5)     Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
Date     $28,182,632.27

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
Date     $2,938,837.16

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus Recoveries] $25,243,795.11

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1995-2 Certificates
(the "Series 1995-2 Defaulted Amount")     $3,025,969.47

     (e)          The  Senior Defaulted Amount [Series 1995-2 Defaulted Amount
multiplied by the Senior Percentage]     $2,451,035.27

     (6)     Senior Charge-Offs

          (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such
Senior Defaulted Amount (a "Senior Charge-Off")     $0.00

          (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior Certificateholder's
investment)     $0.000000

          (c)          The total amount reimbursed on the Distribution Date in
respect of  Senior Charge-Offs for prior Distribution  Dates     $0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro
rata, the amount of each Senior Certificateholder's investment)     $0.000000

          (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and
distributions on such Distribution Date     $0.00

     (7)     Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral Defaulted
Amount     $0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
Collections     $0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid Required Amount $0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b) and (c)
   $0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior Distribution
Dates     $0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and
distributions on the Distribution Date     $0.00

     (8)     Investor Monthly Servicing Fee

          The amount of the Series 1995-2 Monthly Servicing Fee payable to the
Servicer on the Distribution Date     $802,083.33

     (9)     Senior Monthly Interest

          (a) Senior Monthly Interest payable on the Distribution Date $2,246,062.50

     (10)     Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and
distributions on such Distribution Date     $0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January 1998. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (11)     Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
such Distribution Date     $0.00

     (12)     Reserve Account

          (a)          The  amount  on  deposit  in the Reserve Account on the
Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date $0.00

          (b) The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is currently calculated to
be     $0.00

          (c) Deposits to the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)     Senior Invested Amount

     (1)       The Senior Invested Amount on the date of issuance (the "Senior
Initial Invested Amount")     $445,500,000.00

     (2) The Senior Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
Date     $445,500,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Invested Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount can be determined by multiplying the original denomination of the Senior
Certificateholder's Certificate by the Pool Factor      1.000000

D)     Collateral Invested Amount

     (1)          The Collateral Invested Amount on the date of issuance
 $ 104,500,000.00

     (2) The Collateral Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date     $ 104,500,000.00

     (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such Distribution
Date     19.00%

E)     Receivables Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly Period
   $4,503,804,651

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period     $80,466,859

F)     Annualized Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1995-2 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the
next preceding Monthly Period, multiplied by 12)     19.38%

     (2) The Net Loss Rate (the Series 1995-2 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the next preceding Monthly Period,
multiplied by 12)     6.60%

     (3)      The Portfolio Yield (the Gross Yield minus the Net Loss Rate for
the Series 1995-2 Certificates for the preceding Monthly Period)     12.78%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12) 8.08%

     (5)       The Net Spread (the Portfolio Yield minus the Base Rate for the
Series 1995-2 Certificates for the preceding Monthly Period)     4.70%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the
Trust as of the last day of the next preceding Monthly Period)     7.82%

G)     Series 1995-2 Information for the Last Three Distribution Dates

          1)     Gross Yield

               a) 9/16/96          19.38%
               b) 8/15/96          21.11%
               c) 7/15/96          18.57%

          2)     Net Loss Rate

               a) 9/16/96          6.60%
               b) 8/15/96          6.54%
               c) 7/15/96          6.30%

         3)     Net Spread (Portfolio Yield Minus Base Rate)

               a) 9/16/96          4.70%
               b) 8/15/96          6.51%
               c) 7/15/96          4.32%

          Three Month Average          5.18%

          4)     Monthly Payment Rate

               a)  9/16/96         7.82%
               b)  8/15/96         8.39%
               c)  7/15/96         7.24%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:     /s/ David J. Petrini
                                 --------------------------
                         Name:   David J. Petrini
                         Title:  Senior  Vice President and
                                 Senior Financial Officer